EXHIBIT 23.    Consent of Experts and Counsel




Beckstead and Watts, LLP
Certified Public Accountants



                                     3340 Wynn Road, Suite B
                                         Las Vegas, NV 89102
                                                702.257.1984
                                          702.362.0540 (fax)



Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 17, 2003, accompanying the financial statements of Medical Staffing Solutions, Inc. on Form 10-KSB for the year ended December 31, 2002 and for the period of June 21, 2001 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Annual Report of Medical Staffing Solutions, Inc. on Form 10-KSB.

Signed,

/s/ Beckstead and Watts, LLP
-----------------------------
March 17, 2003